UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 2, 2016

ACETO CORPORATION

(Exact name of registrant as specified in its charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

(516) 627-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01     Entry into a Material Definitive Agreement.

Product Purchase Agreement

On November 2, 2016, Aceto Corporation, a New York corporation (the “Company”), Romeo Charlie Acquisition I, LLC (“Purchaser I”) and Romeo Charlie Acquisition II, LLC (“Purchaser II” and, together with Purchaser I, the “Purchasers”), two newly-formed Delaware limited liability companies that are wholly-owned subsidiaries of Rising Pharmaceuticals, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Rising”), entered into a product purchase agreement (the “Product Purchase Agreement”) with Citron Pharma LLC, a New Jersey limited liability company (“Seller I”), Lucid Pharma LLC, a New Jersey limited liability company (“Seller II” and together with Seller I, the “Sellers”), Citgen Pharma Holding LLC, a New Jersey limited liability company (“Member I”), Gensource Pharma LLC, a Delaware limited liability company (“Member II”), Sudha Kavuru, an individual (“Member III” and collectively with Member I and Member II, the “Direct Members”), Shore Pharma LLC, a New Jersey limited liability company, Pharma Reach LLC, a New Jersey limited liability company, and SS Pharma LLC, a New Jersey limited liability company (collectively, the “Indirect Entity Members”), Subha Sri Thogarchedu and Vimal Kavuru (together, the “Indirect Individual Members” and collectively with the Indirect Entity Members and the Direct Members, the “Members”) and Vimal Kavuru, as agent for the Sellers and Members (“Agent”).

Subject to the terms and conditions of the Product Purchase Agreement, Purchaser I will acquire certain launched and unlaunched products and related assets, and assume certain liabilities, of Seller I’s generic pharmaceutical business, and Purchaser II will acquire certain launched and unlaunched products, and assume certain liabilities, of Seller II’s generic pharmaceutical business (the “Purchased Products and Related Assets”), for an aggregate purchase price of up to approximately $462 million (the “Purchase Price”). The Purchase Price is comprised of: (i) $320 million in cash, of which $270 million is payable on the closing date (the “Closing Date”) of the acquisition contemplated by the Product Purchase Agreement (the “Acquisition”) and of which $50 million will bear interest at a rate of 5% per annum and is payable on the later of (x) the fifth anniversary of the Closing Date and (y) the earlier of (A) the date that is the six month anniversary of the date on which the Company pays in full all amounts outstanding under its revolving credit facility and term loan and (B) the date that is five years and six months after the Closing Date; (ii) 5,121,951 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 75% of which will be issued to the Sellers on the third anniversary of the Closing Date and 25% of which will be issued to the Sellers on the fourth anniversary of the Closing Date, subject to certain acceleration or deferral events (the “Stock Consideration”); and (iii) up to $50 million in cash earn-out payments based on the financial performance of four pre-specified pipeline products (the “Earn-Out Products”). The Purchase Price is subject to certain adjustments as set forth in the Product Purchase Agreement including, without limitation, upward and downward adjustments for certain current assets and current liabilities above and below specified target amounts, indebtedness and transaction expenses. As described under the caption “Commitment Letter” below, the Company has entered into a Commitment Letter (as defined below) to fund a portion of the cash component of the Purchase Price.

The Board of Directors of the Company (the “Board”), the Members, and, as applicable, the managers of the Sellers and the Members, have approved the Product Purchase Agreement. The Product Purchase Agreement contains customary representations, warranties and covenants of each party, including, among others, covenants with respect to the conduct of the businesses of the Sellers and Members during the period between the execution of the Product Purchase Agreement and the Closing Date, covenants with respect to the Company’s and Purchasers’ use of their reasonable best efforts to obtain and maintain the Financing (as defined below), and prohibitions on the Sellers’ and Members’ abilities to discuss or enter into an alternative transaction to the Acquisition with a third party.

The representations, warranties and covenants of the Sellers and Members contained in the Product Purchase Agreement have been made solely for the benefit of the Company and Purchasers, and the representations, warranties and covenants of the Company and Purchasers have been made solely for the benefit of the Sellers and Members.  In addition, such representations, warranties and covenants (i) have been made only for purposes of the Product Purchase Agreement, (ii) have been qualified by confidential disclosures made to the other parties in connection with the Product Purchase Agreement, (iii) are subject to materiality qualifications contained in the Product Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made as of the date of the Product Purchase Agreement, the closing date or such other date as is specified in the Product Purchase Agreement and (v) have been included in the Product Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  Accordingly, the Product Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Product Purchase Agreement, and not to provide investors with any other factual information regarding the Company, the Sellers or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Product Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Product Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Forms 10-Q and other documents that the Company files with the United States Securities and Exchange Commission (the “Commission”).

The consummation of the Acquisition is subject to certain conditions, including, among others: (i) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any governmental order or law prohibiting or restraining the transactions contemplated by the Product Purchase Agreement or certain other agreements named therein (the “Ancillary Agreements”); (iii) the receipt of all material third party consents; (iv) no occurrence of a material adverse effect; (v) no occurrence of an adverse development with a specified supplier to the Sellers; and (vi) no occurrence of an event that serves or would serve as a basis for a termination of Vimal Kavuru’s employment for “Cause” under specified circumstances pursuant to Mr. Kavuru’s Employment Agreement (as defined below), as determined by the Board in its reasonable discretion (a “Specified Event”). The Acquisition is subject to a limited financing condition in the event that the Company’s financing sources refuse or fail to provide all or a portion of the Financing (as defined below) under certain circumstances.

Each party’s obligation to consummate the Acquisition pursuant to the terms set forth in the Product Purchase Agreement is also subject to (i) the accuracy of each other party’s representations and warranties contained in the Product Purchase Agreement (subject to customary materiality standards) and (ii) each other party’s compliance in all material respects with its obligations and covenants under the Product Purchase Agreement. Each party has agreed to use its commercially reasonable efforts to consummate the transactions contemplated by the Product Purchase Agreement.

The Product Purchase Agreement may be terminated by the Company or the Agent under certain circumstances. Subject to certain qualifications set forth in the Product Purchase Agreement, these circumstances include, but are not limited to, (i) a material breach by any party that has not been cured, if curable, within 30 days after notice or by the Outside Date (as defined below), (ii) mutual written consent of the Company and Agent, (iii) if the Closing Date does not occur by June 30, 2017 (or on such later date if the Outside Date is extended in accordance with the terms of the Product Purchase Agreement), except that if the specified marketing period for the syndication of the Financing has not ended by the close of business on March 30, 2017, Agent will have the one-time right to terminate the Product Purchase Agreement between March 31, 2017 and April 5, 2017 (the “Outside Date”), or (iv) on account of an action by a governmental authority that restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by the Product Purchase Agreement. The Company may also terminate the Product Purchase Agreement upon the occurrence of a Specified Event.

The Product Purchase Agreement includes indemnification of the Purchasers, the Company and their respective affiliates and, if applicable, their respective directors, officers, managers, agents, employees, successors and assigns, by the Sellers and Members and indemnification of the Sellers, the Members and their respective affiliates and, if applicable, their respective directors, officers, managers, agents, employees, successors and assigns by the Purchasers and the Company, in each case, for losses arising from breaches of representations or warranties or covenants in the Product Purchase Agreement and certain of the Ancillary Agreements and for certain other liabilities, subject to specified limitations.

The Product Purchase Agreement provides that the Board will, following the consummation of the Acquisition, recommend to the Nominating and Governance Committee of the Board that Mr. Kavuru be nominated to serve as a member of the Board (the “Board Nomination Right”) for a period commencing on the later of (x) January 1, 2017, and (y) Closing Date and ending on the third anniversary of the Closing Date. Following the third anniversary of the Closing Date, the Board will continue to recommend to the Nominating and Governance Committee of the Board that Mr. Kavuru be nominated to serve as a member of the Board for so long as he and his permitted transferees collectively hold at least 3% of the total outstanding shares of the Company’s Common Stock on a fully-diluted basis (excluding shares issuable pursuant to the Company’s bond hedge). The Board Nomination Right will expire upon the earliest to occur of: (i) Mr. Kavuru’s breach of the Restrictive Covenants Agreement (as defined below); (ii) Mr. Kavuru’s acquisition of competing products following the fifth anniversary of the Closing Date; (iii) Mr. Kavuru’s termination for “Cause” or resignation without “Good Reason” (each as defined in his Employment Agreement); (iv) Mr. Kavuru’s resignation from the Board or refusal to stand for re-election; or (v) a change of control of the Company.

A copy of the Product Purchase Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing summary highlights information contained in the Product Purchase Agreement. It does not contain all of the information that may be important to you and is qualified in its entirety by reference to the Product Purchase Agreement and the additional related agreements attached hereto as Exhibits 10.1 to 10.3 and incorporated herein by reference.

Stockholders’ Rights Agreement

In connection with its entry into the Product Purchase Agreement, the Company entered into a stockholders’ rights agreement, dated as of November 2, 2016, with the Sellers (the “Stockholders’ Rights Agreement”). The Stockholder Rights Agreement provides the Sellers with certain demand registration rights with respect to the Stock Consideration. Each Seller also has agreed to grant the Company, for ten years after issuance, a right of first refusal to purchase any or all of such Seller’s Stock Consideration that such Seller proposes to sell to third-party transferees and a right of first offer to purchase all or any portion of such Seller’s shares such Seller proposes to offer to third-party transferees. In addition, for ten years after issuance, upon the occurrence of a Specified Event or other specified events, the Company will have the right to repurchase the then issued and unissued Stock Consideration, at the greater of market value or $20.50 per share.

A copy of the Stockholders’ Rights Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing summary of the Stockholders’ Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders’ Rights Agreement.

Voting Agreement

Concurrently with its entry into the Product Purchase Agreement, on November 2, 2016, the Company entered into a voting agreement with the Sellers and the Members (the “Voting Agreement”) pursuant to which the Sellers agreed to, and the Members agreed to cause the Sellers to, vote 50% of the shares of Common Stock received as Stock Consideration in the manner directed by the Board in respect of any and all matters put to a vote of the stockholders of the Company. Each Seller further agreed to grant an irrevocable proxy to certain of the Company’s officers and directors to vote each Seller’s shares of Common Stock received as Stock Consideration as directed by the Board. The Sellers also agreed to restrictions on transfers by them of any such shares of Common Stock, subject to certain exceptions.

The Voting Agreement will expire upon the earliest to occur of: (i) a third-party sale of all of the Stock Consideration in accordance with the terms of the Voting Agreement and the Stockholders’ Rights Agreement; (ii) following the fourth anniversary of the Closing Date, the date on which the Sellers own less than 5% of the Company’s Common Stock on a fully diluted basis (excluding shares issuable pursuant to the Company’s bond hedge); (iii) by mutual written consent of the parties; or (iv) immediately upon consummation of a change of control of the Company, subject, in the case of (i) and (ii), to the fact that that none of the Sellers or Members has materially breached any covenant or obligation contained in, or has otherwise caused a material default under, the provisions of the Stockholders’ Rights Agreement and the Voting Agreement limiting the transfer of the Sellers’ Stock Consideration.

A copy of the Voting Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement.

Employment Agreement

On November 2, 2016, Rising and Vimal Kavuru entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Kavuru will serve as the President of Rising and will report to a three member executive committee comprised of himself and the Company’s Chief Executive Officer and Chief Operating Officer.

The term of Mr. Kavuru’s employment pursuant to the Employment Agreement shall commence on the Closing Date, and, subject to earlier termination in accordance with the Employment Agreement, expire on the date that is 18 months following the Closing Date (the “Employment Term”). Mr. Kavuru will be paid a salary at the annualized rate of $400,000 during the Employment Term. The Employment Agreement may be terminated early: (i) by Rising, whether for or without “Cause” (as defined in the Employment Agreement); (ii) by Mr. Kavuru for “Good Reason” (as defined in the Employment Agreement); or (iii) upon Mr. Kavuru’s death or disability. Among other events, if the Company’s stockholders fail to elect or re-elect Mr. Kavuru to the Board at any annual or special meeting occurring after January 1, 2017, for which Mr. Kavuru has been nominated for election to the Board, and Mr. Kavuru is not thereafter otherwise elected to the Board within 60 days, Mr. Kavuru will be permitted to resign for “Good Reason.”

If, during the Employment Period, Rising terminates Mr. Kavuru’s employment without Cause or Mr. Kavuru terminates his employment with Rising for Good Reason, Mr. Kavuru will receive the full amount of the salary, prorated to the end of the Employment Term.

The Employment Agreement also contains additional provisions which are customary for executive employment agreements of this type. These include non-competition, non-solicitation and non-disparagement covenants that are substantially similar to those contained in the Restrictive Covenants Agreement.

A copy of the Employment Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference. The foregoing summary of the Employment Agreement and the arrangements contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement.

Restrictive Covenants Agreement

On November 2, 2016, each of the Sellers, the Members and Ashok Mayya, the Chief Operating Officer of Seller I, entered into a restrictive covenants agreement (the “Restrictive Covenants Agreement”) that includes certain non-competition (subject to certain specified exceptions), non-solicitation and non-disparagement restrictions in favor of the Company, Purchasers and their respective affiliates for a five year period.

Commitment Letter

On November 2, 2016, in connection with entering into the Product Purchase Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Securities, LLC (“WFS”), JPMorgan Chase Bank, N.A. (“JPMCB” and collectively with WFS, the “Lead Arrangers”) and Wells Fargo Bank, National Association (“WFB”) and JPMCB (collectively with WFB, the “Commitment Lenders”, and together with the Lead Arrangers, the “Commitment Parties”), pursuant to which the Commitment Lenders will commit to (i) provide the Company, as borrower, a term loan in the aggregate principal amount of $150,000,000 (the “Term Loan”), and (ii) following the date that the Term Loan is successfully syndicated in accordance with the Commitment Letter, the Lead Arrangers have agreed to use their commercially reasonable efforts to structure, arrange and syndicate an increase in the Company’s existing revolving credit facility in an amount to be determined based on market conditions and demand (collectively, the “Financing”).  The Commitment Lenders’ obligations under the Commitment Letter are subject to customary conditions.

Lease

Concurrent with the execution of the Purchase Agreement, on November 2, 2016, Rising and Citgen Realty LLC, a New Jersey limited liability company and an affiliate of the Sellers, entered into an agreement pursuant to which Rising will lease (the “Lease”) a warehouse property located in Franklin, New Jersey for a three year term. Rising will have the option to purchase the property upon the expiration of the Lease.

Supply and Distribution Agreement

The majority owner of the Sellers, who is not actively involved in the Sellers’ operations and will not be employed by the Company after the closing of the Acquisition, is associated with a person who is one of the founders, a director and a significant equity owner of Aurobindo Pharma Limited (“Aurobindo”), a publicly held pharmaceutical manufacturing company headquartered in India. Aurobindo is a supplier under a distribution agreement with the Sellers.  That distribution agreement will be replaced, effective as of the closing of the Acquisition, with a supply and distribution agreement which was entered into between Purchaser I and Aurobindo on November 2, 2016, and which will govern the manufacture and supply of 78 of the 81 products acquired by the Purchasers from the Sellers.

Development Agreements

Also on November 2, 2016, Purchaser I, Seller I and Cronus Research Labs Private Limited, a research and development company headquartered in India that is affiliated with Vimal Kavuru (“Cronus”), entered into two amended and restated joint development agreements pursuant to which Cronus has been engaged to develop a portfolio of nine pipeline products (“Development Agreement I”) and the Earn-out Products (“Development Agreement II” and together with Development Agreement I, the “Development Agreements”) on behalf of Seller I. Under the terms of Development Agreement I, Cronus has agreed to pay the first $3.5 million of the development costs incurred after the Closing Date, and 50% of any development costs incurred above that threshold in exchange for obtaining reimbursement for its costs funded out of the profits earned, if any, from the pipeline products that are commercially launched, and a specified portion of the profits from those products thereafter. Under the terms of Development Agreement II, Cronus has agreed to pay the development costs for the Earn-out Products in exchange for obtaining reimbursement for its costs funded out of the profits earned, if any, from the Earn-out Products that are commercially launched (subject to a $1.445 million maximum), and a specified portion of the profits from those products thereafter.

The Development Agreements will become effective upon the Closing Date, at which time Purchaser I will assume all of Seller I’s obligations underlying each Development Agreement.

Administration Services Agreement

Also on November 2, 2016, the Purchasers entered into an administration services agreement with the Sellers, pursuant to which the parties set forth the procedures for processing, and the allocation of financial responsibility between the Sellers and the Purchasers with respect to, returns, chargebacks, commercial rebates, and governmental rebates with respect to the products acquired by Purchasers from the Sellers in the Acquisition.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the Stock Consideration to be granted to the Sellers pursuant to the terms and subject to the conditions set forth in the Product Purchase Agreement is incorporated by reference into this Item 3.02.

The issuance of the Stock Consideration will be exempt from the registration requirements of the Securities Act of 1933, as amended in reliance upon Section 4(a)(2) or Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering. The Sellers have represented their intention to acquire the Stock Consideration for investment only and not with a view to or for sale in connection with, any distribution thereof, and transfer of the Stock Consideration will be restricted in accordance with the requirements of the Securities Act of 1933, as amended. The shares of Common Stock comprising the Stock Consideration are not convertible or exchangeable.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the Employment Agreement between Rising and Mr. Kavuru and the Board Nomination Right is incorporated by reference into this Item 5.02.

In connection with the Company’s plans for Mr. Kavuru to assume the role of President of Rising upon consummation of the Acquisition, Satish Srinivasan will cease to serve in that capacity, effective as of December 31, 2016. Mr. Srinivasan will receive customary severance and other benefits under the Company’s benefit plans.

Item 7.01      Regulation FD.

A copy of the press release issued by the Company on November 2, 2016, announcing the planned Acquisition and its entry into the Product Purchase Agreement is filed herewith as Exhibit 99.1.

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this report may not occur. Generally, these statements relate to the Company’s business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, including the Acquisition, or a projection involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  Statements made herein and elsewhere regarding the pending Acquisition are also forward-looking statements, including statements regarding the anticipated Closing Date, the source and structure of financing, management’s statements about the effect of the Acquisition on the Company’s future business, operations and financial performance and the Company’s ability to successfully integrate the Purchased Products and Related Assets into its operations. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  These uncertainties, risks and other influences include, but are not limited to, risks related to: the parties’ ability to satisfy closing conditions in the anticipated time frame or at all; obtaining regulatory approval, including the risk that any approval may be on terms, or subject to conditions, that are not anticipated; the possibility that the Acquisition does not close; the Company’s ability to realize expected benefits and synergies from the Acquisition; disruption from the proposed Acquisition making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on Acquisition-related issues; any negative effects that this announcement or the consummation of the Acquisition may have on the market price of the Company’s Common Stock; unexpected costs, charges or expenses relating to the Acquisition; unknown liabilities; litigation and/or regulatory actions related to the proposed Acquisition; and the Company’s indebtedness incurred to acquire the Purchased Products and Related Assets. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement also include, but are not limited to, risks and uncertainties discussed in the Company’s reports filed with the Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and other filings. Copies of these filings are available at www.sec.gov.  Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and whether forward-looking statements made by the Company ultimately prove to be accurate.  The Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Document

*2.1	Product Purchase Agreement, by and among the Company, the Sellers, the Members, the Purchasers and the Agent, dated as of November 2, 2016.
10.1	Stockholders’ Rights Agreement, by and among the Company and the Sellers, dated as of November 2, 2016.
10.2	Voting Agreement, by and among the Company, the Sellers and the Members, dated as of November 2, 2016.
10.3	Employment Agreement, by and between Rising and Vimal Kavuru, dated as of November 2, 2016.
99.1	Press release, dated November 2, 2016.

* Pursuant to Item 601(b)(2) of Regulation S-K, schedules are omitted. The Company agrees to furnish supplementally to the Commission a copy of any omitted exhibit or schedule upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION
(Registrant)

Dated: November 2, 2016	By:	/s/ Salvatore Guccione
	Name:	Salvatore Guccione
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

*2.1	Product Purchase Agreement, by and among the Company, the Sellers, the Members, the Purchasers and the Agent, dated as of November 2, 2016.
10.1	Stockholders’ Rights Agreement, by and among the Company and the Sellers, dated as of November 2, 2016.
10.2	Voting Agreement, by and among the Company, the Sellers and the Members, dated as of November 2, 2016.
10.3	Employment Agreement, by and between Rising and Vimal Kavuru, dated as of November 2, 2016.
99.1	Press release, dated November 2, 2016.

* Pursuant to Item 601(b)(2) of Regulation S-K, schedules are omitted. The Company agrees to furnish supplementally to the Commission a copy of any omitted exhibit or schedule upon request by the Commission.